Exhibit 23.1

Consent of Expert

United States Securities and Exchange Commission

I, James C. Barker, P.Geo. of Cathedral Rock Enterprises, LLC co-authored and prepared:

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the report titled “Summary of Field Investigations 2004”, December, 2004,

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the report titled “Chandalar Mining District, A Report of Findings and Recommendations, 2005”, January, 2, 2006

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the report titled “Chandalar Mining District, Annual Report of Findings for 2006”, March 15, 2007, and

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the report titled “Evaluation of the Chandalar Mining Property”, May 5, 2008, prepared together with Robert B. Murray, a Certified Professional geologist licensed to practice in Alaska,and Jeffery O. Keener.

I hereby consent to the filing of the reports with the Registration Statement of the Company on Form S-1 filed on or around December 30, 2010, and the use of and references to the subject matter of the reports contained therein.  I also consent to the use of my name in the Registration Statement in regard to preparation of the reports.

Dated:  30th day of December, 2010

_____________________________________________________

James C. Barker

Managing Member, Cathedral Rock Enterprises, LLC

Certified Professional Geologist #8205

Certified Alaskan Geologist G-262